Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 13, 2011)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 26, 2011 of $3,026,300 (or $.58 per share diluted) compared to net income of $2,181,100 (or $.42 per share diluted) in the first quarter of 2010.

John L. Morgan, Chairman and Chief Executive Officer, stated, “The growth in our first quarter operating earnings was primarily a result of increased profitability in our leasing business as well as continued strength in our franchising operations.  We ended the quarter with a solid balance sheet that provides us with the ability to support the needs of our current and future leasing customers.”

Winmark Corporation creates, supports and finances business.  At March 26, 2011, there were 902 franchises in operation under the brands Play It Again Sports®, Plato’s Closet®, Once Upon A Child®, and Music Go Round®.  An additional 42 retail franchises have been awarded but are not open.  In addition, at March 26, 2011, the Company had loans and leases equal to $32.4 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

	March 26, 2011 (unaudited)	December 25, 2010 (audited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,367,600	$2,257,100
Marketable securities	—	161,000
Receivables, less allowance for doubtful accounts of $16,100 and $17,000	1,349,000	1,841,300
Net investment in leases - current	12,890,300	13,856,700
Income tax receivable	—	294,700
Inventories	47,800	85,900
Prepaid expenses	408,200	382,600
Total current assets	17,062,900	18,879,300
Net investment in leases — long-term	17,541,700	16,802,500
Long-term investments	3,896,800	3,973,800
Property and equipment, net	1,697,800	1,785,900
Other assets	677,500	680,500
	$40,876,700	$42,122,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$3,500,000	$8,800,000
Accounts payable	2,435,900	1,274,200
Income taxes payable	218,400	—
Accrued liabilities	1,572,100	1,513,600
Discounted lease rentals	334,400	530,400
Rents received in advance	248,300	291,800
Deferred revenue	1,261,400	1,041,700
Deferred income taxes	1,832,500	1,832,500
Total current liabilities	11,403,000	15,284,200
Long-Term Liabilities:
Discounted lease rentals	16,200	26,500
Rents received in advance	625,400	696,900
Deferred revenue	764,700	767,600
Other liabilities	3,309,900	1,678,000
Deferred income taxes	655,800	655,800
Total long-term liabilities	5,372,000	3,824,800
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,974,006 and 5,020,739 shares issued and outstanding	—	513,700
Retained earnings	24,101,700	22,499,300
Total shareholders’ equity	24,101,700	23,013,000
	$40,876,700	$42,122,000

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 26, 2011	March 27, 2010
REVENUE:
Royalties	$7,052,800	$6,363,500
Leasing income	3,235,000	2,524,900
Merchandise sales	501,400	494,700
Franchise fees	75,000	223,500
Other	240,700	236,200
Total revenue	11,104,900	9,842,800
COST OF MERCHANDISE SOLD	482,900	471,000
LEASING EXPENSE	518,700	547,300
PROVISION FOR CREDIT LOSSES	45,400	172,100
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,845,900	4,855,900
Income from operations	5,212,000	3,796,500
LOSS FROM EQUITY INVESTMENTS	(77,000)	(20,200)
INTEREST EXPENSE	(31,100)	(288,200)
INTEREST AND OTHER INCOME	17,200	177,700
Income before income taxes	5,121,100	3,665,800

PROVISION FOR INCOME TAXES	(2,094,800)	(1,484,700)

NET INCOME	$3,026,300	$2,181,100

EARNINGS PER SHARE - BASIC	$.61	$.43

EARNINGS PER SHARE - DILUTED	$.58	$.42

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	4,989,588	5,128,408

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,215,484	5,196,377